Exhibit 99.1

NuStar GP Holdings, LLC Reports Increased Earnings in the First Quarter of 2015

SAN ANTONIO, April 22, 2015 - NuStar GP Holdings, LLC (NYSE: NSH) today announced that net income for the first quarter of 2015 was $26.8 million, or $0.62 per unit, compared to $13.6 million, or $0.32 per unit, for the first quarter of 2014. Absent the gain related to NuStar Energy L.P.’s January 2, 2015 acquisition of the remaining 50% ownership in the Linden terminal, first quarter 2015 adjusted net income would have been $18.4 million, or $0.43 per unit.
NuStar Energy L.P. reported first quarter 2015 net income applicable to limited partners of $114.5 million, or $1.47 per unit.  Absent the gain related to NuStar Energy L.P.’s  acquisition of the remaining 50% ownership in the Linden terminal, NuStar Energy L.P.’s first quarter 2015 adjusted net income applicable to limited partners would have been $59.4 million, or $0.76 per unit.
NuStar GP Holdings, LLC’s first quarter 2015 distributable cash flow available to unitholders was $22.9 million, or $0.53 per unit, compared to $23.2 million, or $0.54 per unit, for the first quarter of 2014.
With respect to the quarterly distribution to unitholders for the first quarter of 2015, NuStar GP Holdings, LLC announced that its board of directors has declared a distribution of $0.545 per unit. The first quarter 2015 distribution will be paid on May 18, 2015 to holders of record as of May 8, 2015.
“NuStar GP Holdings, LLC’s strong first quarter results benefitted from NuStar Energy L.P.’s record, and higher than anticipated, first quarter Eagle Ford throughput volumes,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.
A conference call with management is scheduled for 9:00 a.m. CT today, April 22, 2015, to discuss the financial results for the first quarter of 2015. Investors interested in listening to the presentation may call 800/622-7620, passcode 18527528. International callers may access the presentation by dialing 706/645-0327, passcode 18527528. The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 18527528. International callers may access the playback by calling 404/537-3406, passcode 18527528. The playback will be available until 10:59 p.m. CT on May 22, 2015.
Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly by clicking here or by logging on to NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 12.9 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
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This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2014 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended March 31,
	2015	2014
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$27,522	$14,390

General and administrative expenses	(951)	(872)
Other income, net	462	17
Interest expense, net	(213)	(222)

Income before income tax (expense) benefit	26,820	13,313
Income tax (expense) benefit	(15)	333
Net income	$26,805	$13,646

Basic and diluted net income per unit	$0.62	$0.32

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$2,342	$579
General partner incentive distribution	10,805	10,805
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	13,147	11,384
Limited partner interest in earnings of NuStar Energy L.P.	15,096	3,727
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)
Equity in earnings of NuStar Energy L.P.	$27,522	$14,390

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,961	$1,961
General partner incentive distribution	10,805	10,805
Limited partner interest – common units	11,316	11,211
Total cash distributions expected from NuStar Energy L.P.	24,082	23,977
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(951)	(872)
Income tax (expense) benefit	(15)	333
Interest expense, net	(213)	(222)
DCF	$22,903	$23,216

Weighted average number of common units outstanding	42,913,277	42,656,281

DCF per unit (Note 1)	$0.53	$0.54

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.545	$0.545

Total distribution	$23,388	$23,248

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
NuStar GP Holdings, LLC and NuStar Energy L.P. utilize financial measures, distributable cash flow (DCF), DCF per unit, adjusted net income, adjusted net income applicable to limited partners, and adjusted net income per unit (Adjusted EPU), which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the ability to make a minimum quarterly distribution and the operating performance of the limited partners. None of these financial measures are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as a substitute for a measure of performance in accordance with U.S. generally accepted accounting principles.

The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended March 31,
	2015	2014
Net income	$26,805	$13,646
Less equity in earnings of NuStar Energy L.P.	(27,522)	(14,390)
Plus cash distributions expected from NuStar Energy L.P.	24,082	23,977
Other income, net	(462)	(17)
DCF	22,903	23,216
Less cash distributions expected from NuStar Energy L.P.	(24,082)	(23,977)
Distributions of equity in earnings of NuStar Energy L.P.	23,968	14,390
Net effect of changes in operating accounts	(394)	524
Net cash provided by operating activities	$22,395	$14,153

The following is a reconciliation of net income and EPU to adjusted net income and Adjusted EPU for NuStar GP Holdings, LLC:

	Three Months Ended March 31, 2015

Net income/ EPU	$26,805	$0.62
General partner interest in adjustments	(1,126)	(0.03)
Limited partner interest in adjustments	(7,264)	(0.16)
Adjusted net income/ Adjusted EPU	$18,415	$0.43

The following is a reconciliation of net income and EPU to adjusted net income applicable to limited partners and Adjusted EPU for NuStar Energy L.P.:

	Three Months Ended March 31, 2015
Net income / EPU	$127,899	$1.47
Gain on Linden Acquisition	(56,277)	(0.71)
Adjusted net income	71,622
GP interest and incentive	(12,237)
Adjusted net income applicable to limited partners/ Adjusted EPU	$59,385	$0.76